ITEM 77Q(e) - COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS




FEDERATED CORE TRUST
INVESTMENT ADVISORY CONTRACT


	This Contract is made this 1st day of June  20
08, between Federated Investment Management
Company, a Delaware business trust having its principa l place of business in Pittsburgh, Pennsylvania (the
"Adviser"), and Federated Core Trust, a Massachusetts business trust having its principal place of business in Pittsburgh, Pennsylvania (the "Trust").

	WHEREAS the Trust is an open-end management i nvestment company as that term is defined in the Investment Company Act of 1940, as amended, and is registered as such with the Securities and Exchange Commission; and

	WHEREAS Adviser is engaged in the business of rendering investment advisory and management services.

	NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

	1.	The Trust  hereby appoints Adviser as
Investment Adviser for each of the portfolios
("Funds") of the Trust which executes an exhibit to this Contract, and Adviser accepts the appointments.
Subject to the direction of the Trustees, Adviser sha ll provide investment research and supervision of the investments of the Funds and conduct a continuous prog ram of investment evaluation and of appropriate sale or other disposition and reinvestment of each Fun d's assets.

	2.	Adviser, in its supervision of the inv
estments of each of the Funds will be guided by each of the Fund's investment objective and policies and th e provisions and restrictions contained in the Declaration of Trust and By-Laws of the Trust and as s et forth in the Registration Statements and exhibits as may be on file with the Securities and Exchange Commission.

	3.	Each Fund shall pay or cause to be paid
all of its own expenses and its allocable share of Trust expenses, including, without limitation, the expe nses of organizing the Trust and continuing its existence; fees and expenses of Trustees and officers of the Trust; fees for investment advisory services and administrative personnel and services; expenses incurred in the distribution of its shares ("Shares"), including expenses of administrative support services; f ees and expenses of preparing and printing its Registration Statements under the Securities Act of 1933 and the Investment Company Act of 1940, as amended, and any amendments thereto; expenses of registe ring and qualifying the Trust, the Funds, and Shares of the Funds under federal and state laws and reg ulations; expenses of preparing, printing, and distributing prospectuses (and any amendments thereto) t
o shareholders; interest expense, taxes, fees, and commissions of every kind; expenses of issue (including c ost of Share certificates), purchase, repurchase, and redemption of Shares, including expenses attributabl e to a program of periodic issue; charges and expenses of custodians, transfer agents, dividend disbur sing agents, shareholder servicing agents, and registrars; printing and mailing costs, auditing, account ing, and legal expenses; reports to shareholders and governmental officers and commissions; expenses of meetin gs of Trustees and shareholders and proxy solicitations therefor; insurance expenses; association m embership dues and such nonrecurring items as may arise, including all losses and liabilities incurred in administering the Trust and the Funds. Each Fund will also pay its allocable share of such extraordinary expenses as may arise including expenses incurred in connection with litigation, proceedings, and claims and the legal obligations of the Trust to indemnify its officers and Trustees and agents with respect thereto.

	4.	Each of the Funds shall pay to Adviser,
for all services rendered to each Fund by Adviser hereunder, the fees set forth in the exhibits attached h ereto.

	5.	The net asset value of each Fund's Share
s as used herein will be calculated to the nearest
1/10th of one cent.

	6.	The Adviser may from time to time and fo
r such periods as it deems appropriate reduce its compensation (and, if appropriate, assume expenses of one or more of the Funds) to the extent that any Fund's expenses exceed such lower expense limitation as t he Adviser may, by notice to the Fund, voluntarily declare to be effective.

	7.	This Contract shall begin for each Fund a
s of the date of execution of the applicable exhibit and shall continue in effect with respect to eac h Fund presently set forth on an exhibit (and any subsequent Funds added pursuant to an exhibit during the initial term of this Contract) for two years from the date of this Contract set forth above and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Contr act or interested persons of any such party cast in person at a meeting called for that purpose; and (b) Advi ser shall not have notified a Fund in writing at least sixty (60) days prior to the anniversary date of th is Contract in any year thereafter that it does not desire such continuation with respect to that Fund. If a Fund is added after the first approval by the Trustees as described above, this Contract will be effective as to that Fund upon execution of the applicable exhibit and will continue in effect until the next annual approva l of this Contract by the Trustees and thereafter for successive periods of one year, subject to approval as de scribed above.

	8.	Notwithstanding any provision in this Con
tract, it may be terminated at any time with respect to any Fund, without the payment of any penalty, b y the Trustees of the Trust or by a vote of the shareholders of that Fund on sixty (60) days' written noti ce to Adviser.

	9.	This Contract may not be assigned by Advis
er and shall automatically terminate in the event of any assignment. Adviser may employ or contract wi th such other person, persons, corporation, or corporations at its own cost and expense as it shall deter mine in order to assist it in carrying out this Contract.

	10.	In the absence of willful misfeasance, bad
 faith, gross negligence, or reckless disregard of the obligations or duties under this Contract on the part o f Adviser, Adviser shall not be liable to the Trust or to any of the Funds or to any shareholder for any act o r omission in the course of or connected in any way with rendering services or for any losses that may be s ustained in the purchase, holding, or sale of any security.

	11.	This Contract may be amended at any time by
 agreement of the parties provided that the amendment shall be approved both by the vote of a majority of the Trustees of the Trust including a majority of the Trustees who are not parties to this Contra ct or interested persons of any such party to this Contract (other than as Trustees of the Trust) cast in perso n at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, on behalf of a Fund by a majority of the outstanding voting
securities of such Fund as defined in Section 2(a)(42) of th e Act.

	12.	The Adviser acknowledges that all sales lit
erature for investment companies (such as the Trust) are subject to strict regulatory oversight. The Advi ser agrees to submit any proposed sales literature for the Trust (or any Fund) or for itself or its affiliates which mentions the Trust (or any Fund) to the Trust's distributor for review and filing with the appropriate regul atory authorities prior to the public release of any such sales literature, provided, however, that nothing here in shall be construed so as to create any obligation or duty on the part of the Adviser to produce sa les literature for the Trust (or any Fund). The
Trust agrees to cause its distributor to promptly review al l such sales literature to ensure compliance with relevant requirements, to promptly advise Adviser of any d eficiencies contained in such sales literature, to promptly file complying sales literature with the relevant authorities, and to cause such sales literature to be distributed to prospective investors in the Trust.

	13.	Adviser is hereby expressly put on notice of
 the limitation of liability as set forth in
Article XI of the Declaration of Trust and agrees that the o bligations pursuant to this Contract of a particular Fund and of the Trust with respect to that particu lar Fund be limited solely to the assets of that particular Fund, and Adviser shall not seek satisfaction of any such obligation from any other Fund, the shareholders of any Fund, the Trustees, officers, employees or agents of the Trust, or any of them.

	14.	The Trust and the Funds are hereby expressly
 put on notice of the limitation of liability as set forth in the Declaration of Trust of the Adviser and agr ee that the obligations assumed by the Adviser pursuant to this Contract shall be limited in any case to th e Adviser and its assets and, except to the extent expressly permitted by the Investment Company Act of 1940, a s amended, the Trust and the Funds shall not seek satisfaction of any such obligation from the share holders of the Adviser, the Trustees, officers, employees, or agents of the Adviser, or any of them.

	15.	Adviser agrees to maintain the security and
 confidentiality of nonpublic personal
information (NPI") of Fund customers and consumers, as thos e terms are defined in Regulation S-P, 17
CFR Part 248.  Adviser agrees to use and redisclose such NP
I for the limited purposes of processing and servicing transactions; for specific law enforcement and m iscellaneous purposes; and to service providers or in connection with joint marketing arrangements directed by the Fund(s), in each instance in furtherance of fulfilling Adviser's obligations under this Contract and consistent with the exceptions provided in 17
CFR Sections 248.14, 248.15 and 248.13, respectively.

       16.	The parties hereto acknowledge that Federat
ed Investors, Inc., has reserved the right to grant the non-exclusive use of the name "Federated Core Tru st" or any derivative thereof to any other investment company, investment company portfolio, investmen t adviser, distributor or other business enterprise, and to withdraw from the Trust and one or more of the Funds the use of the name "Federated
Core Trust".  The name "Federated Core Trust" will continue
 to be used by the Trust and each Fund so long as such use is mutually agreeable to Federated Investo rs, Inc. and the Trust.

	17.	This Contract shall be construed in accordan
ce with and governed by the laws of the
Commonwealth of Pennsylvania.

	18.	This Contract will become binding on the part
ies hereto upon their execution of the
attached exhibits to this Contract.



Name changed to Federated Duration Plus Core Fund - effect ive 9/3/09

EXHIBIT A
to the
Investment Advisory Contract

Federated Enhanced Duration Active Cash Core Fund

	For all services rendered by Adviser hereunder, the above-named Fund of Federated Core Trust shall pay to Adviser and Adviser agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.10% of the av erage daily net assets of the Fund.

	The portion of the fee based upon the average daily n et assets of the Fund shall be accrued daily at the rate of 1/365th of 0.10 of 1% applied to the daily net as sets of the Fund.

	The advisory fee so accrued shall be paid to Adviser daily.

	Witness the due execution hereof this 1st day of June
, 2008.



FEDERATED CORE TRUST




By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President



FEDERATED INVESTMENT MANAGEMENT
COMPANY



By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO



LIMITED POWER OF ATTORNEY


		KNOW ALL MEN BY THESE PRESENTS, dated as of
June 1, 2008, that Federated
Core Trust, a business Trust duly organized under the laws of the Commonwealth of Massachusetts (the
"Trust"), does hereby nominate, constitute and appoint Federa ted Investment Management Company, a business Trust duly organized under the laws of the state of Delaware (the "Adviser"), to act hereunder as the true and lawful agent and attorney-in-fact of the Trust, acting on behalf of each of the series portfolios for which the Adviser acts as investment adviser shown on Sch edule 1 attached hereto and incorporated by reference herein (each such series portfolio being hereinafte r referred to as a "Fund" and collectively as the "Funds"), for the specific purpose of executing and delivering all such agreements, instruments, contracts, assignments, bond powers, stock powers, transfer instructions, receipts, waivers, consents and other
documents, and performing all such acts, as the Adviser may de em necessary or reasonably desirable, related to the acquisition, disposition and/or reinvestment of the funds and assets of a Fund of the Trust in accordance with Adviser's supervision of the investment, sale a nd reinvestment of the funds and assets of each Fund pursuant to the authority granted to the Adviser as i nvestment adviser of each Fund under that certain investment advisory contract dated June 1, 2008 by and between the Adviser and the Trust (such investment advisory contract, as may be amended, supplemented o r otherwise modified from time to time is hereinafter referred to as the "Investment Advisory Contract").

		The Adviser shall exercise or omit to exercise the powers and authorities granted herein in each case as the Adviser in its sole and absolute discretio n deems desirable or appropriate under existing circumstances. The Trust hereby ratifies and confirms as good and effectual, at law or in equity, all that the Adviser, and its officers and employees, may do by virtue hereo
f.  However, despite the above provisions,
nothing herein shall be construed as imposing a duty on the Advi ser to act or assume responsibility for any matters referred to above or other matters even though the Advis er may have power or authority hereunder to do so. Nothing in this Limited Power of Attorney shall be c onstrued (i) to be an amendment or modifications of, or supplement to, the Investment Advisory Con tract, (ii) to amend, modify, limit or denigrate any duties, obligations or liabilities of the Adviser under the terms of the Investment Advisory
Contract or (iii) exonerate, relieve or release the Adviser any losses, obligations, penalties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Adviser
(x) under the terms of the Investment
Advisory Contract or (y) at law, or in equity, for the performanc e of its duties as the investment adviser of any of the Funds.

		The Trust hereby agrees to indemnify and save h armless the Adviser and its Trustees, officers and employees (each of the foregoing an "Indemnified P arty" and collectively the "Indemnified
Parties") against and from any and all losses, obligations, pen alties, actions, judgments and suits and other costs, expenses and disbursements of any kind or nature whatsoe ver which may be imposed on, incurred by or asserted against an Indemnified Party, other than as a conse quence of gross negligence or willful misconduct on the part of an Indemnified Party, arising out of or in connection with this Limited Power of Attorney or any other agreement, instrument or document executed in connection with the exercise of the
authority granted to the Adviser herein to act on behalf of the
 Trust, including without limitation the
reasonable costs, expenses and disbursements in connection with defending such Indemnified Party against any claim or liability related to the exercise or performance of any of the Adviser's powers or duties under this Limited Power of Attorney or any of the other agreements, i nstruments or documents executed in connection with the exercise of the authority granted to the Adv iser herein to act on behalf of the Trust, or the taking of any action under or in connection with any of the foregoing. The obligations of the Trust under this paragraph shall survive the termination of this Limi ted Power of Attorney with respect to actions taken by the Adviser on behalf of the Trust during the term of this Limited Power of Attorney. No Fund shall have any joint or several obligations with any other Fund to reimburse or indemnify an Indemnified
Party for any action, event, matter or occurrence performed or omitted by or on behalf of the Adviser in its capacity as agent or attorney-in-fact of Trust acting on behalf of any other Fund hereunder.

		Any person, partnership, corporation or other legal entity dealing with the Adviser in its capacity as attorney-in-fact hereunder for the Trust is hereby expressly put on notice that the Adviser is acting solely in the capacity as an agent of the Trust and tha t any such person, partnership, corporation or other legal entity must look solely to the Trust in question f or enforcement of any claim against the Trust, as the Adviser assumes no personal liability whatsoever for ob ligations of the Trust entered into by the Adviser in its capacity as attorney-in-fact for the Trust.

		Each person, partnership, corporation or other legal entity which deals with a Fund of the
Trust through the Adviser in its capacity as agent and attorn ey-in-fact of the Trust, is hereby expressly put on notice (i) that all persons or entities dealing with the Tr ust must look solely to the assets of the Fund of the Trust on whose behalf the Adviser is acting pursuant to its powers hereunder for enforcement of any
claim against the Trust, as the Trustees, officers and/or agent s of such Trust, the shareholders of the various classes of shares of the Trust and the other Funds of the Trust assume no personal liability whatsoever for obligations entered into on behalf of such Fund of the Trust, an d (ii) that the rights, liabilities and obligations of any one Fund are separate and distinct from thos e of any other Fund of the Trust.

		The execution of this Limited Power of Attorney by the Trust acting on behalf of the several Funds shall not be deemed to evidence the existence of any express or implied joint undertaking or appointment by and among any or all of the Funds. Liability f or or recourse under or upon any undertaking of the Adviser pursuant to the power or authority granted to t he Adviser under this Limited Power of Attorney under any rule of law, statute or constitution or by the enforcement of any assessment or penalty or by legal or equitable proceedings or otherwise shall be limi ted only to the assets of the Fund of the Trust on whose behalf the Adviser was acting pursuant to the authorit y granted hereunder.

		The Trust hereby agrees that no person, partner ship, corporation or other legal entity dealing with the Adviser shall be bound to inquire into the Advis er's power and authority hereunder and any such person, partnership, corporation or other legal entity s hall be fully protected in relying on such power or authority unless such person, partnership, corporation or other legal entity has received prior written notice from the Trust that this Limited Power of Attorne y has been revoked. This Limited Power of Attorney shall be revoked and terminated automatically upon the cancellation or termination of the
Investment Advisory Contract between the Trust and the Adviser.
 Except as provided in the immediately
preceding sentence, the powers and authorities herein granted ma y be revoked or terminated by the Trust at any time provided that no such revocation or termination shall b e effective until the Adviser has received actual notice of such revocation or termination in writing from t he Trust.

		This Limited Power of Attorney constitutes the e ntire agreement between the Trust and the Adviser, may be changed only by a writing signed by both of them, and shall bind and benefit their respective successors and assigns; provided, however, the Adviser shall have no power or authority hereunder to appoint a successor or substitute attorney in fact for the Trust.

		This Limited Power of Attorney shall be governed an d construed in accordance with the laws of the Commonwealth of Pennsylvania without reference to princ iples of conflicts of laws. If any provision hereof, or any power or authority conferred upon the Adv iser herein, would be invalid or unexercisable under applicable law, then such provision, power or authority shall be deemed modified to the extent necessary to render it valid or exercisable while most nearly preserving its original intent, and no provision hereof, or power or authority conferred upon the Advise r herein, shall be affected by the invalidity or the non-exercisability of another provision hereof, or of another power or authority conferred herein.

		This Limited Power of Attorney may be executed i n as many identical counterparts as may be convenient and by the different parties hereto on separate counterparts.  This Limited Power of
Attorney shall become binding on the Trust when the Trust shall have executed at least one counterpart and the Adviser shall have accepted its appointment by executing thi s Limited Power of Attorney. Immediately after the execution of a counterpart original of this Limited Pow er of Attorney and solely for the convenience of the parties hereto, the Trust and the Adviser will execute sufficient counterparts so that the Adviser shall have a counterpart executed by it and the Trust, and the Trust shall have a counterpart
executed by the Trust and the Adviser.  Each counterpart shall be deemed an original and all such taken
together shall constitute but one and the same instrument, and it shall not be necessary in making proof of this Limited Power of Attorney to produce or account for more tha n one such counterpart.

		IN WITNESS WHEREOF, the Trust has caused this Limi ted Power of Attorney to be executed by its duly authorized officer as of the date first writt en above.

Federated Core Trust


By:  /s/ J. Christopher Donahue
Name:  J. Christopher Donahue
Title:  President






Accepted and agreed to this
1st day of June, 2008.

Federated Investment Management Company


By:  /s/ John B. Fisher
Name:  John B. Fisher
Title:  President/CEO



Schedule 1
to Limited Power of Attorney
dated as of June 1, 2008
(revised 9/3/09)
by Federated Core Trust
(the Trust"), acting on
behalf of each of the series portfolios
listed below, and appointing
Federated Investment Management Company
the attorney-in-fact of the
Trust


List of Series Portfolios



Federated Duration Plus Core Fund

8

		#2284009